CONSENT AND SECOND AMENDMENT TO
                                 LOAN AGREEMENT


      THIS CONSENT AND SECOND AMENDMENT (this "Amendment") is entered into as of August __, 1998, among Effective Management Systems, Inc. ("EMS"), a Wisconsin corporation, EMS-East, Inc. ("EMS-East"), a Massachusetts corporation, Effective Management Systems of Illinois, Inc. ("EMS-Illinois"), an Illinois corporation (EMS, EMS-East and EMS-Illinois are each individually a "Borrower", and collectively "Borrowers"), and Foothill Capital Corporation ("Lender").

      WHEREAS, Borrowers and Lender are parties to a Loan and Security Agreement dated as of December 30, 1997 (the "Loan Agreement");

      WHEREAS, Borrowers have requested that Lender consent to the issuance by EMS of up to $5,000,000 of convertible preferred equity securities and the issuance of warrants, each in accordance with terms of the engagement letter dated as of August 14, 1998 (the "Engagement Letter") issued by Taglich Brothers, D'Amadeo, Wagner & Company, Incorporated; and

      WHEREAS, Borrowers have requested that Lender amend the Loan Agreement, and Lender has agreed to do so subject to the terms and conditions contained herein;

      NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

      1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

      2. Consent.  Subject to the  satisfaction  of the  conditions set forth in
Section 5 hereof, Lender hereby consents to the issuance by EMS of up to $5,000,000 of convertible preferred equity securities and the issuance of warrants, each in accordance with the terms of the Engagement Letter; provided that EMS acknowledges and agrees that it will not repurchase or redeem any of the preferred equity securities or warrants without the prior written consent of Lender.

      3. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Loan Agreement is amended as follows:

      (a) Section 1.1 of the Loan Agreement is hereby amended to add the following definitions in appropriate alphabetical order:

            "Excess Availability" means, as of any date of determination, the amount by which the lesser of (a) the Maximum Revolving Amount and (b) the Borrowing Base, exceeds the sum of the Obligations (excluding the principal balance of the Term Loan) and the amount of deterioration in the payables over 60 days past due since the date of Foothill's last audit of Borrowers.

            "Permitted Preferred Equity Securities Offering" means the issuance by EMS of convertible preferred equity securities of up to $5,000,000 and the issuance by EMS of warrants, each in accordance with the terms of the Engagement Letter attached hereto as Schedule P-2.

      (b) Section 7.3 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  7.3      Restrictions on Fundamental Changes.

            Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets; provided, that EMS may issue preferred equity securities and warrants pursuant to the Permitted Preferred Equity Securities Offering.

      (c) Section 7.9 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  7.9      Change of Control.

            Cause, permit, or suffer, directly or indirectly, any Change of Control; provided, that EMS may consummate the Permitted Preferred Equity Securities Offering, and issue common stock upon conversion and upon exercise of the warrants provided therein.

      (d) Section 7.11 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  7.11     Distributions.

            Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of any Borrower's capital stock, of any class, whether now or hereafter outstanding, except that (a) each of EMS-East and EMS-Illinois may pay dividends to EMS, and (b) so long as no Event of Default exists or would be caused thereby and Excess Availability exceeds $200,000 after giving effect to the payment thereof, EMS may pay regularly scheduled quarterly dividends at a per annum rate of 8% in respect of its convertible preferred equity securities issued upon consummation of the Permitted Preferred Equity Securities Offering.

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


      (e) The Loan Agreement is amended to add Exhibit A hereto as Schedule P-2 to the Loan Agreement.

      4. Ratification. This Amendment, subject to satisfaction of the conditions provided below, shall constitute amendments to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

      5. Conditions to Effectiveness. Subject to Section 6 below, the amendments to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment and upon the satisfaction of the following conditions precedent in form and substance satisfactory to Lender:

      (a) Consummation of Permitted Preferred Equity Securities Offering. EMS shall have consummated the Permitted Preferred Equity Securities Offering.

      (b) No Default. No Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing, and, after giving effect to the amendments contained herein, no Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

      6. Miscellaneous.

      (a) Warranties and Absence of Defaults. In order to induce Lender to enter into this Amendment, each Borrower hereby warrants to Lender, as of the date hereof, that:

            (i) The warranties of such Borrower contained in the Loan Agreement, as herein amended, are true and correct as of the date hereof as if made on the date hereof.

            (ii) All information, reports and other papers and data heretofore furnished to Lender by such Borrower in connection with this Amendment, the Loan Agreement and the other Loan Documents are accurate and correct in all material respects and complete insofar as may be necessary to give Lender true and accurate knowledge of the subject matter thereof. Such Borrower has disclosed to Lender every fact of which it is aware which would reasonably be expected to materially and adversely affect the business, operations or financial condition of such Borrower or the ability of such Borrower to perform its obligations under this Amendment, the Loan Agreement or under any of the other Loan Documents. None of the information furnished to Lender by or on behalf of such Borrower contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

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

            (iii) No Event of Default or event which, with giving of notice or the passage of time, or both would become an Event of Default, exists as of the date hereof.

      (b) Expenses. Borrowers agree to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrowers agree to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 6 (b) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.

      (c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of California.

      (d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

      (e) Reference to Loan Agreement. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

      (f) Successors. This Amendment shall be binding upon Borrowers, Lender and their respective successors and assigns, and shall inure to the benefit of Borrowers, Lender and their respective successors and assigns.

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

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.



                                    EFFECTIVE MANAGEMENT SYSTEMS, INC.,
                                    a Wisconsin corporation


                                    By  /S/
                                    Title

                                    EMS-EAST, INC., a Massachusetts corporation


                                    By  /S/
                                    Title


                                    EFFECTIVE MANAGEMENT SYSTEMS OF ILLINOIS,
                                      INC., an Illinois corporation


                                    By  /S/
                                    Title


                                    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation


                                    By  /S/
                                    Title